CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated August 16, 2010 on GLG International Small Cap Fund which is included in this Registration Statement (Form N-1A Nos. 811-22360 and 333-163462) of GLG Investment Series Trust.

                                /s/ Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York

August 16, 2010